UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 16, 2004
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

Item 4. Changes in Registrant's Certifying Accountant

On April 16, 2004, Exabyte Corporation (the "Company") received notice from its independent accountants, PricewaterhouseCoopers LLP ("PwC"), that they were declining to stand for re-election as the Company's independent accountants for the fiscal year ending December 31, 2004.

PwC's reports on our consolidated financial statements for the past two fiscal years did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except that their reports on the financial statements for the past two fiscal years expressed substantial doubt as to the Company's ability to continue as a going concern.

In connection with the audits of the two most recent fiscal years and through April 16, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference thereto in their report on the financial statements of such years. In addition, during the above periods, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 21, 2004, is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Description

16 Letter from PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)
Date	April 22, 2004	By	/s/ Carroll A. Wallace
Carroll A. Wallace
Chief Financial Officer

Exhibit Description

16 Letter from PricewaterhouseCoopers LLP.